SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities and Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant     [X]

Filed by Party other than the Registrant     [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240-11(c) or ss.240.14a-12


                            USA Service Systems, Inc.
                (Name of Registrant as Specified in Its Charter)


                   William T. Hart - Attorney for Registrant
                         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rul
    14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

            -----------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

            -----------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            -----------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

            -----------------------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:

            -----------------------------------

2)    Form, Schedule or Registration No.:

            -----------------------------------

3)    Filing Party:

            -----------------------------------

4)    Date Filed:

            -----------------------------------

                            USA SERVICE SYSTEMS, INC.
                              1750 University Drive
                                    Suite 117
                          Coral Springs, Florida 33071
                                 (954) 796-8060


                          NOTICE OF SPECIAL MEETING OF
                    SHAREHOLDERS TO BE HELD FEBRUARY 22, 2000


      Notice is hereby given that a special meeting of the shareholders of USA Service Systems, Inc (the "Company") will be held at Mizner Park Corporate Center, 433 Plaza Real, Suite 275, Boca Raton, Florida 33432 on February 22, 2000, at 4:00 p.m., for the following purpose:

      (1)   to change the name of the Company to East Coast Beverage Corp.;

      (2) to approve a reverse split of the Company's common stock such that each 8.194595 shares of the Company's outstanding shares will be converted into one share of common stock.

      (3) To ratify the adoption of the Company's Incentive Stock Option Plan which provides that up to 500,000 shares (on a post - split basis) of common stock may be issued upon the exercise of options granted pursuant to the Plan;

      (4) To ratify the adoption of the Company's Non-Qualified Stock Option Plan which provides that up to 1,500,000 shares (on a post - split basis) of common stock may be issued upon the exercise of options granted pursuant to the Plan;

      (5) To ratify the adoption of the Company's Stock Bonus Plan which provides that up to 250,000 shares (on a post - split basis) of common stock may be issued as stock bonuses pursuant to the Plan.

            To transact such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on February 7, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of February 7, 2000, the Company had 62,375,614 outstanding shares of common stock.


                                    USA SERVICE SYSTEMS, INC.



February 7, 2000                    By   John Calebrese
                                         President

                            USA SERVICE SYSTEMS, INC.
                              1750 University Drive
                                    Suite 117
                          Coral Springs, Florida 33071
                                 (954) 796-8060


                                 PROXY STATEMENT

         The accompanying proxy is solicited by the Board of Directors of the Company for voting at the special meeting of shareholders to be held on February 22, 2000, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth on page one or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about February 7, 2000.

         Only the holders of the Company's common stock are entitled to vote at the meeting. Each share of common stock is entitled to one vote and votes may be cast either in person or by proxy. A quorum consisting of one-third of the shares entitled to vote is required for the meeting. The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is required to approve the change of the Company's name and the reverse stock split. The approval of the holders of a majority of shares present at the meeting, in person or by proxy, is required to approve the adoption of the Company's Stock Option and Bonus Plans as well as any other proposals to come before the meeting. As of February 7, 2000 the Company had 62,375,614 outstanding shares of common stock.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth the number of and percentage of outstanding shares of common stock beneficially owned by the Company's officers, directors and those shareholders owning more than 5% of the Company's Common Stock as of February 7, 2000.

                                      Shares of
Name and Address                    Common Stock         Percent of Class

John Calebrese                      12,323,285 (1)            19.8%
1750 University Drive
Suite 117
Coral Springs, Florida 33071

                                      Shares of
Name and Address                    Common Stock         Percent of Class

Alex Garabedin                      2,663,243                 4.3%
1750 University Drive
Suite 117
Coral Springs, FL  33071

Edward Shanahan                     1,597,946                 2.6%
78 Harrington Ridge Road
Sherborn, MA 01770

John Dauymeyer                      1,065,297                 1.7%
8621 Brookridge Dr.
West Chester, OH 45069

William Perry Maxwell               1,065,297                 1.7%
2679 Corey Place
San Ramon, CA 94583

Drew Carver                         1,065,297                 1.7%
3852 E. Keresan
Phoenix, AZ 85044

Arnold Rosen                        6,220,472 (2)              10%
7138 Ayrshire Lane
Boca Raton, FL 33496

FPI, Inc.                           5,736,216                 9.2%
Mizner Park Corporate Center
433 Plaza Real, Suite 275
Boca Raton, FL 33445

Genco Overseas Ventures Limited     3,513,941 (3)             5.6%
1500 Northwest 65th Ave.
Plantation, FL 33313

Acion Investments, Limited          3,513,941 (3)             5.6%
1500 Northwest 65th Ave.
Plantation, FL 33313

All Officers and Directors          19,780,365                31.7%
  as a Group (8 persons)

(1 Excludes 500,000 shares issuable upon the exercise of options held by Mr. Calebrese. The options are exercisable at a price of $2.75 per share at any time prior to December 31, 2004.

(2) Includes shares held by Mr. Rosen, Mr. Rosen's wife, and their respective IRA accounts.

(3) Jack Namer is the controlling person of this shareholder and is therefore the beneficial owner of the shares held of record by this shareholder.

PROPOSAL TO CHANGE THE COMPANY'S NAME

      Between November 1998 and July 1999 USA Service Systems, Inc. (the "Company") provided retail stores and manufacturers with product assembly, product demonstrations, point - of - sale product displays, and inventory counts and audits. As of July 1999 the Company had entered into letters of intent for the acquisition of four companies engaged in the same business as that conducted by the Company. However, the Company was unable to obtain approximately $4,000,000 in additional equity capital which was needed to finance these acquisitions. In July 1999 the Company essentially discontinued its business and made plans to distribute its remaining assets (having a minimal value) to George Pursglove, a former officer and director of the Company.

      Effective August 31, 1999 the Company acquired all of the issued and outstanding shares of East Coast Beverage Corp. ("ECBC") in exchange for
41,300,758 shares of the Company's common stock. Immediately prior to this transaction, certain officers and directors of the Company surrendered 2,734,202 shares of the Company's common stock. Following this transaction the Company had 44,354,058 issued and outstanding shares of common stock. The former shareholders of ECBC now own approximately 93% of the Company's common stock. In connection with this transaction the management of the Company resigned and was replaced by the management of ECBC.

      The business of the Company, which is conducted through ECBC, now involves the development, production and distribution of Coffee House USA(TM), a proprietary line of all natural, ready to drink ("RTD") bottled coffee drinks.

      ECBC's product is more than just a cold coffee, but rather tastes like a milkshake and is marketed as such. It can be substituted at any occasion where a milkshake might be used - with a hamburger at lunch, as a stand-alone snack, etc. ECBC's iced coffee is naturally flavored and enhanced with whole milk and rich coffee bean extract. ECBC's products are all natural, low in fat, visually exciting and have a broad spectrum of flavors.

      ECBC's product can be differentiated with those of competitors by its taste, advanced technological Fuji wrap and ECBC's proprietary glass container. Each of the flavors used by ECBC has gone through extensive consumer tasting and approval. ECBC's iced coffee comes in the following flavors:

            Cinnamon, Mocha, Vanilla Mouse, Regular, Hazelnut, Toasted Almond, German Chocolate, and Banana's Foster

     ECBC's proprietary formulas for its products are trade secrets and ECBC requires its manufacturers, employees, brokers and consultants to sign confidentiality agreements. ECBC's glass container is also proprietary and design protected.

      ECBC sells its products through distributors and wholesalers to supermarkets, mass-marketers, convenience stores, drug store chains and oil company convenience stores. As of December 31, 1999 ECBC's products were being sold in 44 states.

      As of December 31, 1999 ECBC had nine full time employees. ECBC plans to hire additional employees as may be required by the level of its operations.

      The following sets forth certain information concerning the present management of the Company:

Name                    Age           Position with Company

John Calebrese           47           Chief Executive Officer and a Director

Alex Garabedin           46           President

Edward Shanahan          47           Vice President - Eastern Division

John Dauymeyer           59           Vice President - Central Division

William Perry Maxwell    59           Vice President - Western Division

Drew Carver              53           Vice President -Business Development

James Harford            61           Director

Edith G. Osman           52           Director

      The Company's offices now located at 1750 University Drive, Suite 117, Coral Springs, Florida 33071. The Company's new telephone number is (954) 796-8060 and its new facsimile number is (954) 796-0802.

      As a result of the acquisition of ECBC, the Company's Board of Directors believes it is in the Company's best interest to change the name of the Company to East Coast Beverage Corp.

PROPOSED REVERSE STOCK SPLIT

      In connection with the August 1999 acquisition of ECBC, the Company issued 8.194,595 shares of its common stock for each outstanding share of ECBC, or 41,300,758 shares in total. Immediately prior to this acquisition, ECBC had 5,040,000 outstanding shares of common stock.

      The business plan of ECBC was based upon ECBC having approximately 5,000,000 outstanding shares of common stock prior to raising additional capital. The reverse split ratio (8.194595 to 1) will result in the former ECBC shareholders owning shares of the Company's common stock equal in number to the shares of ECBC which were originally owned by such shareholders. In addition, and although there can be no assurance that such will be the case, the Company believes that having a smaller number of outstanding shares will benefit the Company by attracting brokerage firms which tend to deal with corporations which have less than 25,000,000 outstanding shares of common stock.

         Accordingly, the Company's board of directors has adopted a proposal, subject to shareholder approval, to reverse split the shares of the Company's common stock such that each 8.194595 of the Company's outstanding shares would be automatically converted to one share of common stock.

         As of the date of this proxy statement, the Company had approximately 400 shareholders. The reverse stock split would not eliminate any shareholders since according to the records of the Company no shareholder owns less than ten shares.

         The Company would still have approximately 400 shareholders after the reverse stock split and would continue to be registered under Section 12(g) of the Securities Act of 1933.

         If the reverse split is approved by the Company's shareholders the Company will have 6,409,325 outstanding shares of common stock. Any fractional shares resulting from the reverse stock split will be rounded to the nearest whole share.

PROPOSAL TO RATIFY ADOPTION OF INCENTIVE STOCK OPTION PLAN

      Shareholders are being requested to ratify the adoption of the Company's Incentive Stock Option Plan. The purpose of the Plan is to furnish additional compensation and incentives to the Company's officers and employees.

      The Plan will authorize the issuance of up to 500,000 shares (on a post - split basis) of the Company's common stock to persons that exercise options granted pursuant to the Plan. Only officers and employees of the Company may be granted options pursuant to the Incentive Stock Option Plan. As of the date of this proxy statement the Company had not granted any options to purchase shares of common stock pursuant to the Plan.

      The Plan was adopted by the Board of Directors on January 10, 2000. Any options granted under the Plan must be granted before January 10, 2010. The Board of Directors recommends that the shareholders of the Company approve the adoption of the Plan.

      In order to qualify for incentive stock option treatment under the Internal Revenue Code, the following requirements must be complied with:

      1. Options granted pursuant to the Plan must be exercised no later than:

      (a) The expiration of thirty (30) days after the date on which an option holder's employment by the Company is terminated.

      (b)   The  expiration  of one year  after  the  date on  which  an  option
            holder's   employment  by  the  Company  is   terminated,   if  such
            termination is due to the Employee's disability or death.

      2. In the event of an option holder's death while in the employ of the Company, his legatees or distributees may exercise (prior to the option's expiration) the option as to any of the shares not previously exercised.

      3. The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

       4. Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of the Company may not be exercisable by its terms after five years from the date of grant.

      5. The purchase price per share of Common Stock purchasable under an option is determined by the Company's Board of Directors but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning the Company's stock which represents more than 10% of the total combined voting power of all classes of stock).

PROPOSAL TO RATIFY ADOPTION OF NON-QUALIFIED STOCK OPTION PLAN

      Shareholders are being requested to ratify the adoption of the Company's Non-Qualified Stock Option Plan. The Company's employees, directors and officers, and consultants or advisors to the Company are eligible to be granted options pursuant to the Non-Qualified Plan as may be determined by the Company's Board of Directors, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      The Non-Qualified Plan authorizes the issuance of up to 1,500,000 shares (on a post split basis) of the Company's common stock to persons that exercise options granted pursuant to the Plan. The option exercise price is determined by the Board of Directors but cannot be less than the market price of the Company's Common Stock on the date the option is granted. As of the date of this proxy statement the Company had not granted any options pursuant to the Non-Qualified Plan.

      The Non-Qualified Plan was adopted by the Board of Directors on January 10, 2000. The Board of Directors recommends that the shareholders of the Company ratify the adoption of the Non-Qualified Plan.

PROPOSAL TO RATIFY ADOPTION OF STOCK BONUS PLAN

      Shareholders are being requested to ratify the adoption of the Company's Stock Bonus Plan. The purpose of the Stock Bonus Plan is to furnish additional compensation and incentives to the Company's officers employees, consultants and advisors.

      Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares; provided, however, that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      The Stock Bonus Plan authorizes the issuance of up to 250,000 shares (on a post split basis) of the Company's Common Stock to persons granted stock bonuses pursuant to the Stock Bonus Plan. As of the date of this Proxy Statement, no shares have been granted pursuant to the Stock Bonus Plan.

      The Stock Bonus Plan was adopted by the Board of Directors on January 10, 2000. The Board of Directors recommends that the shareholders of the Company ratify the adoption of the 1999 Stock Bonus Plan.

Other Information Regarding the Plans.

      The Plans are administered by the Company's Board of Directors. The Board of Directors has the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Board of Directors, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled. In the discretion of the Board of Directors payment for the shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors.

      Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

      The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension cannot adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of the Company's capital stock or a consolidation or merger of the Company; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

      The Plans are not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

Summary.

      The following sets forth certain information as of the date of this proxy statement concerning the stock options and stock bonuses granted by the Company pursuant to its Plans, assuming the proposed reverse stock split is approved by the Company's shareholders. Each option represents the right to purchase one share of the Company's common stock.

                            Total Shares   Shares Reserved      Shares        Remaining
                              Reserved     for Outstanding     Issued As    Options/Shares
Name of Plan                 Under Plan         Options        Stock Bonus     Under Plan
------------                -----------    ---------------    -----------    -------------

Incentive Stock Option Plan    500,000              --             N/A         500,000

Non-Qualified Stock
    Option Plan              1,500,000         500,000 (1)         N/A       1,000,000

Stock Bonus Plan               250,000             N/A              --         250,000



(1) Options were granted to John Calebrese, the Company's Chief Executive Officer. The options are exercisable at $2.75 per share at any time prior to December 31, 2004.

Other Options

      The Company has granted options to purchase shares of the Company's common stock to the persons below. These options were not granted pursuant to the Company's Incentive or Non-Qualified stock option plans.

                          Shares Issuable     Option
                          Upon Exercise       Exercise        Expiration
Name                       of Options          Price          of Option

Arnold Rosen                100,000            $2.00          10/30/2000
Arnold Rosen                 12,500            $3.50           1/03/2002
Other third parties          40,000            $3.50           1/03/2002

      Arnold  Rosen  and  persons   affiliated  with  Mr.  Rosen  presently  own
approximately 11% of the Company's common stock. See "Principal Shareholders".

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

      The Company's Report on Form 8-K will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.

SHAREHOLDER PROPOSALS

      Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders to be held after the Company's fiscal year ending December 31, 1999 must be received by the Secretary of the Company not later than March 31, 2000.

                            USA SERVICE SYSTEMS, INC.

                This Proxy is Solicited by the Board of Directors

            The undersigned stockholder of the Company, acknowledges receipt of the Notice of the Special Meeting of Stockholders, to be held February 22, 2000, 4:00 p.m. local time, at Mizner Park Corporate Center, 433 Plaza Real, Suite 275, Boca Raton, Florida 33432, and hereby appoints John Calebrese and Alex Garabedin, each with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said Special Meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

      (1)   To change the name of the Company to East Coast Beverage Corp.;
                       ___      ___          ___
                      /__/ FOR /__/ AGAINST /__/ ABSTAIN



      (2) To approve a reverse split of the Company's common stock such that each
            8.194595 of the Company's outstanding shares will be converted into one share of common stock.

                       ___      ___          ___
                      /__/ FOR /__/ AGAINST /__/ ABSTAIN


      (3) To ratify the adoption of the Company's Incentive Stock Option Plan.

                       ___      ___          ___
                      /__/ FOR /__/ AGAINST /__/ ABSTAIN


      (4) To ratify the  adoption of the  Company's  Non-Qualified  Stock Option
Plan.

                       ___      ___          ___
                      /__/ FOR /__/ AGAINST /__/ ABSTAIN


      (5) To ratify the adoption of the Company's Stock Bonus Plan.

                       ___      ___          ___
                      /__/ FOR /__/ AGAINST /__/ ABSTAIN


      To transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 5.

                                   Dated this ___ day of ___________, 2000.



                                            ---------------------------------
                                                        (Signature)

                                            ---------------------------------
                                                        (Signature)

                                            Please sign your name  exactly as it
                                            appears on your  stock  certificate.
                                            If  shares  are held  jointly,  each
                                            holder   should   sign.   Executors,
                                            trustees,   and  other   fiduciaries
                                            should so indicate when signing.

                                            Please  Sign,  Date and Return  this
                                            Proxy  so that  your  shares  may be
                                            voted at the meeting.


                                            Return this Proxy to:
                                            East Coast Beverage Corp.
                                            1750 University Drive
                                            Suite 117
                                            Coral Springs, Florida 33071
                                            (954) 796-8060
                                            (954) 796-0802 (fax)